SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 14, 2015

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02     Election of Director
On December 14, 2015, the Board of Directors of Eli Lilly and Company elected Juan R. Luciano as a new member, effective February 1, 2016. Mr. Luciano, age 53, is chief executive officer and president of Archer Daniels Midland Company (ADM), and a member of its board of directors. Mr. Luciano joined ADM in 2011 as executive vice president and chief operating officer. He was named president in February 2014, and in January 2015 became the ninth chief executive in ADM's 112-year history. Before joining ADM, Luciano had a successful 25-year tenure at The Dow Chemical Company, where he last served as executive vice president and president of the performance division. Mr. Luciano is a governor of the Boys and Girls Clubs of America, and Midwest chair of the organization's National Trustees Board. He holds an industrial engineering degree from the Buenos Aires Institute of Technology.
Mr. Luciano will serve on the Public Policy and Compliance Committee and the Finance Committee. He will serve under interim election and will stand for election by the Lilly shareholders at the company's annual meeting in May of 2016.
There is no arrangement between Mr. Luciano and any person pursuant to which he was selected as a director. Mr. Luciano is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
Mr. Luciano will participate in the director's compensation program as described in the company's 2015 Proxy Statement which was filed with the Securities and Exchange Commission on March 23, 2015.
Today, the company issued a press release announcing Mr. Luciano's appointment. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release of Eli Lilly and Company dated December 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)

By:        /s/ James B. Lootens
Name:    James B. Lootens
Title:     Secretary and Deputy
General Counsel

Dated: December 15, 2015